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                                                                   Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Mead Corporation on Form S-8 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Dayton, Ohio
August 7, 1998